athenahealth, Inc. Reaffirms Fiscal Year 2016 Guidance and
Initiates Guidance for Fiscal Year 2017
Fiscal Year 2017 Guidance Points to Continued Strong Revenue Growth
and Improved Profitability
WATERTOWN, MA - December 14, 2016 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of network-enabled services and mobile applications for healthcare providers nationwide, today reaffirmed financial guidance for fiscal year 2016 and announced financial guidance for fiscal year 2017.
Our fiscal year 2017 guidance is presented below:

For the Fiscal Year Ending December 31, 2017
Forward-Looking Guidance
Financial Measures
GAAP Total Revenue	$1,290 million - $1,330 million
GAAP Operating Income	$61 million - $81 million
Non-GAAP Adjusted Operating Income	$170 million - $190 million
Financial Metric
Annual Bookings[1]	$400 million - $450 million
In order to help the investment community better understand our strategic investments and financial goals for our fiscal year 2017 performance expectations, we are providing the following additional insight and points of interest:

•	We expect to continue to deliver strong bookings and revenue growth.

•	We plan to continue to scale our operations and improve our automation rates across each service offering.

•	We plan to continue to invest in selling and marketing to support our bookings goal.

•	We plan to continue to invest in research and development to support evolving our technology platform and building and improving our core services and network services.

•	We plan to scale general and administrative expenses.

•	We plan to continue to improve our profitability margins and operating cash flow.
1Management defines “Annual Bookings” as the sum of the expected annualized recurring revenue from our athenahealth-branded services and the contracted value from our Epocrates-branded services; net of actual charge backs. Management considers this financial metric to be an important indicator of future revenue.

Fiscal year 2016 guidance:
We are reaffirming our fiscal year 2016 guidance communicated on December 10, 2015 at our Eighth Annual Investor Summit. As disclosed in our Q3 2016 earnings materials filed on October 20, 2016, we expect to be near the mid-point of our guidance ranges for each financial measure. Please refer to these Q3 2016 earnings materials for a reconciliation of non-GAAP financial measures to comparable GAAP measures for fiscal year 2016 guidance.
“We are a growth company and we continue to see expansive market opportunities for our network-enabled services. As we look towards 2017, we will be focused on further evolving our platform and further extending our technology assets so we can go deeper with our core services and broader with our network services,” said Karl Stubelis, chief financial officer, athenahealth. “As has been our approach in the past, we will measure our success in 2017 by our corporate balanced scorecard which includes stability, performance, client satisfaction, and financial metrics that we believe best reflect how we are progressing against our long-term vision of building the healthcare internet. We are also a financially disciplined company and we look forward to presenting our financial plan for fiscal year 2017 at our Ninth Annual Investor Summit tomorrow.”
Ninth Annual Investor Summit Webcast Information
A webcast of our Ninth Annual Investor Summit tomorrow, Thursday, December 15, 2016, starts at 8:30 a.m. Eastern Time. We will provide an update on athenahealth’s business and share our outlook for future financial and operational performance. A live webcast of the Investor Summit can be accessed via the Investors section of our website at http://www.athenahealth.com. A replay of this webcast will be available on the website within 24 hours following the event and will remain available through December 14, 2017.
Use of Non-GAAP Financial Measures
In our earnings releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed herein, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release. Our earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of our website at http://www.athenahealth.com.
About athenahealth, Inc.
athenahealth is a leading provider of network-enabled services for electronic health records (EHR), revenue cycle management and medical billing, patient engagement, care coordination, and population health management, as well as Epocrates and other point-of-care mobile apps. We connect care and drive meaningful, measurable results for more than 85,000 healthcare providers nationwide. For a view of network effect in action by exploring data as it flows across athenahealth’s nationwide network, please visit https://insight.athenahealth.com/interactive-a-look-at-interoperability. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including fiscal 2016 and fiscal 2017 guidance; statements regarding our bookings, revenue growth, profitability margins and operating cash flow; statements regarding our plans to scale our operations and improve our automation rates; statements about our investments to support our growth goals and our evolving technology platform; statements regarding scaling of our expenses; statements regarding our market opportunities and our focus in 2017; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures For Fiscal Year 2017 Guidance” section of this release. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes resulting from a change in administration in the United States; changes in the healthcare industry and their impact on the demand for our services; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly skilled employees; our ability to successfully implement any transitions in our management; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changes in government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contacts:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited, in millions)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2017, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2017
Total revenue	$1,290.0	$1,330.0
GAAP operating income	$61.0	$81.0
GAAP operating income margin	4.7%	6.1%
Add: Stock-based compensation expense	85.0	85.0
Add: Amortization of capitalized stock-based compensation related to software development	3.0	3.0
Add: Amortization of purchased intangible assets	17.0	17.0
Add: Integration and transaction costs	5.0	5.0
Add: Exit costs, including restructuring[1]	—	—
Add: Gain or loss on investments[1]	—	—
Non-GAAP Adjusted Operating Income	$170.0	$190.0
Non-GAAP Adjusted Operating Income Margin	13.2%	14.3%

1We currently do not anticipate exit costs, including restructuring or gain or loss on investments during fiscal year 2017. However, if these items occur in fiscal year 2017, we would exclude these items from our Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Income Margin.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide investors additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP operating income before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue.
Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•	Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represents costs related to workforce reductions and to terminate certain lease or other contract agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain or loss on investments — represents gains or losses on the sales or conversions of our investments, such as marketable securities and More Disruption Please (“MDP”) Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

Explanation of Financial Metric
Management defines “Annual Bookings” as the sum of the expected annualized recurring revenue from our athenahealth-branded services and the contracted value from our Epocrates-branded services; net of actual charge backs. Management considers this financial metric to be an important indicator of future revenue.